Exhibit 99.2

Crawford & Company

Reconciliation of Operating Earnings to Net Income

(in thousands)

(unaudited)

	2008		2007				2006				2005
	2Q	1Q	4Q	3Q	2Q	1Q	4Q	3Q	2Q	1Q	4Q	3Q	2Q
Operating Earnings (1)	$19,159	$19,831	$10,056	$8,917	$10,736	$7,521	$6,671	$7,689	$7,518	$10,317	$10,143	$4,255	$5,506
Net Corporate Interest Expense	(4,656)	(4,416)	(4,154)	(4,572)	(4,232)	(4,368)	(3,322)	(839)	(594)	(998)	(929)	(1,334)	(1,355)
Stock Option Expense	(279)	(195)	(290)	(260)	(346)	(295)	(355)	(248)	(351)	(266)	—
Amortization of Customer-Relationship Intangibles	(1,506)	(1,508)	(1,507)	(1,575)	(1,507)	(1,436)	(1,124)	—	—	—	—	—	—
Income Tax (Provision)/Benefit	(4,786)	(4,644)	(801)	943	(3,443)	(2,095)	(72)	(3,423)	(2,360)	(3,205)	(3,262)	(1,034)	(1,470)
Other gains/(expenses)	—		—	—	4,844	3,980	(3,096)	3,069	—	—			—

Net Income (Loss)	$7,932	$9,068	$3,304	$3,453	$6,052	$3,307	$(1,298)	$6,248	$4,213	$5,848	$5,952	$1,887	$2,681

12-month trailing operating earnings (1)	$57,963	$49,540	$37,230	$33,845	$32,617	$29,399	$32,195	$35,667	$32,233	$30,221

(1)	Operating earnings is a non-GAAP financial measure representing earnings before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, other gains and expenses, and income taxes.